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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.

     I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in the Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File 333-45592).



                                         /s/ JAMES F. ELDRIDGE
                                         ---------------------------
                                         James F. Eldridge, Esq.
                                         General Counsel
                                         Executive Vice President,
                                         Corporate Legal; Secretary

April 22, 2005